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                                                                      EXHIBIT 1

                          AMENDMENT TO RIGHTS AGREEMENT


     THIS AMENDMENT (this "AMENDMENT") is entered into as of December 3, 2002, by and between TRIANGLE PHARMACEUTICALS, INC., a Delaware corporation (the "COMPANY"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent (the "RIGHTS AGENT").

                                    RECITALS

     A. The Company and the Rights Agent are parties to a Rights Agreement dated as of February 1, 1999, as amended by the Amendment to Rights Agreement dated as of June 2, 1999, as further amended by the Amendment to Rights Agreement dated as of August 24, 2001, and as further amended by the Amendment to Rights Agreement dated as of July 30, 2002 (as so amended, the "RIGHTS AGREEMENT").

     B. The Company, Gilead Sciences, Inc., a Delaware corporation ("PARENT") and Simbolo Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("ACQUISITION SUB"), intend to enter into an Agreement and Plan of Merger (as such agreement may be amended or supplemented from time to time, the "ACQUISITION AGREEMENT") pursuant to which, among other things, (i) Acquisition Sub will commence the Offer (as defined in the Acquisition Agreement), and (ii) if the Offer is consummated pursuant to the Acquisition Agreement, the Merger (as defined in the Acquisition Agreement) will be consummated, and the Company will survive the Merger as a wholly owned subsidiary of Parent;

     C. On December 3, 2002, the Board of Directors of the Company resolved to amend the Rights Agreement to render the Rights inapplicable to the Offer, the Merger and the other transactions contemplated by the Acquisition Agreement, including, without limitation, the execution of, and the consummation of the transactions contemplated by, (i) the Stockholder Agreements (as defined in the Acquisition Agreement) and (ii) the Financing Documents (as defined in the Acquisition Agreement).

     D. The Board of Directors of the Company has determined it in the best interest of the Company's stockholders to amend the Rights Agreement as set forth in this Amendment to ensure that the performance of the Acquisition Agreement or the other actions set forth in this Amendment will not cause Parent, Acquisition Sub or any of their "Affiliates" or "Associates" (as each such term is defined in the Rights Agreement) to become an "Acquiring Person" (as defined in the Rights Agreement) or to otherwise give rise to a "Distribution Date," "Shares Acquisition Date," or trigger the Rights.

     E. The Company has delivered to the Rights Agent the appropriate certificate in accordance with Section 27 of the Rights Agreement; and

     F. The Company desires to amend the Rights Agreement in accordance with
Section 27 of the Rights Agreement.

                  Accordingly, the parties agree that:

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     1. AMENDMENT TO DEFINITION OF "ACQUIRING PERSON" SET FORTH IN SECTION 1(A).
The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is amended by adding the following new paragraph at the end of Section 1(a):

         "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, (i) neither Gilead Sciences, Inc., a Delaware corporation ("PARENT"), Simbolo Acquisition Sub, Inc., a wholly owned subsidiary of Parent ("ACQUISITION SUB"), nor any Affiliates or Associates of Parent or Acquisition Sub shall be deemed an Acquiring Person, (ii) no Distribution Date, Triggering Event or Shares Acquisition Date shall be deemed to occur and (iii) the Rights will not separate from the Common Stock, in each such case of clauses (i), (ii) and (iii), in connection with or as a result of the execution, delivery or performance of the Agreement and Plan of Merger dated as of December 3, 2002, including any amendment or supplement thereto, among Parent, Acquisition Sub and the Company (the "ACQUISITION AGREEMENT") or the Stockholder Agreements (as defined in the Acquisition Agreement), the Financing Documents (as defined in the Acquisition Agreement) or the purchase of or payment for shares of Common Stock pursuant to the Offer (as defined in the Acquisition Agreement) or the consummation of the Merger (as defined in the Acquisition Agreement) or any of the transactions contemplated thereby or by the Acquisition Agreement or the public announcement of the execution and delivery of the Acquisition Agreement, the Stockholder Agreements or the Financing Documents. No such event shall entitle or permit the holders of the Rights to exercise the Rights or otherwise affect the rights of the holders of Rights, including giving the holders of the Rights the right to acquire securities of any party to the Acquisition Agreement."

     2. AMENDMENT TO DEFINITION OF "SHARES ACQUISITION DATE" SET FORTH IN
SECTION 1(JJ). Section 1(jj) of the Rights Agreement, the definition of "Shares Acquisition Date," is hereby amended by adding the following new paragraph at the end of Section 1(jj):

         "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, a Shares Acquisition Date shall not be deemed to have occurred in connection with or as a result of the execution, delivery or performance of the Acquisition Agreement, the Stockholder Agreements, the Financing Documents or the purchase of or payment for shares of Common Stock pursuant to the Offer or the consummation of the Merger or any of the transactions contemplated thereby or by the Acquisition Agreement or the public announcement of the execution and delivery of the Acquisition Agreement, the Stockholder Agreements or the Financing Documents."

     3. AMENDMENT TO DEFINITION OF "TRIGGERING EVENT" SET FORTH IN SECTION 1(OO). The last sentence of Section 1(oo) of the Rights Agreement, the definition of "Triggering Event," is hereby amended to read as follows:

         "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, a Triggering Event shall not be deemed to have occurred (i) by virtue of the Warburg Stock Purchase Agreement or by virtue of any of the transactions contemplated thereby or (ii) in connection with or as a result of the execution, delivery or performance

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         of the Acquisition Agreement, the Stockholder Agreements, the Financing
         Documents or the purchase of or payment for shares of Common Stock pursuant to the Offer or the consummation of the Merger or any of the transactions contemplated thereby or by the Acquisition Agreement or the public announcement of the execution and delivery of the Acquisition Agreement, the Stockholder Agreements or the Financing Documents."

     4. AMENDMENT TO SECTION 3(A). Section 3(a) of the Rights Agreement is hereby amended by adding the following new paragraph at the end of Section 3(a):

         "Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary, a Distribution Date shall not be deemed to have occurred in connection with or as a result of the execution, delivery or performance of the Acquisition Agreement, the Stockholder Agreements, the Financing Documents or the purchase of or payment for shares of Common Stock pursuant to the Offer or the consummation of the Merger or any of the transactions contemplated thereby or by the Acquisition Agreement or the public announcement of the execution and delivery of the Acquisition Agreement, the Stockholder Agreements or the Financing Documents."

     5. AMENDMENT TO SECTION 7(A). Section 7(a) of the Rights Agreement is hereby amended by replacing the word "or" that appears immediately prior to the symbol "(iii)" with a comma and deleting the parenthetical contained at the end of Section 7(a) and by adding the following to the end of the amended Section 7(a):

         ", or (iv) the moment in time immediately prior to the Effective Time (as defined in the Acquisition Agreement) (the earliest of (i), (ii),
         (iii) and (iv) being herein referred to as the "EXPIRATION DATE")"

     6. MISCELLANEOUS. Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected by this Amendment. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                          (signature on following page)


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              (Signature Page to the Amendment to Rights Agreement)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Rights Agreement to be duly executed and attested, all as of the day and year first above written.


ATTEST:                                TRIANGLE PHARMACEUTICALS, INC.


By: /s/ R. ANDREW FINKLE                  By: /s/ DANIEL G. WELCH
  -------------------------------         -----------------------------------
  Name:  R. Andrew Finkle                 Name:  Daniel G. Welch
  Title: Secretary                        Title: Chairman and Chief Executive
                                                 Officer




ATTEST:                                AMERICAN STOCK TRANSFER & TRUST
                                       COMPANY


By: /S/ SUSAN SILBER                   By: /S/ HERBERT J. LEMMER
    ---------------------------            -----------------------------------
    Name:  Susan Silber                    Name:  Herbert J. Lemmer
    Title: Assistant Secretary             Title: Vice President